Exhibit 99.1

2010 *Second Quarter*

APPLE REIT SIX

JUNE 30, 2010

Marriott

Dear Shareholder

GLADE M. KNIGHT

I am pleased to report that for the first six months of 2010, operations among the 68 hotels that comprise the Apple REIT Six, Inc. portfolio improved as compared to the same period in 2009. The industry-wide recovery has been led by an increase in demand for accommodations from both leisure and corporate travelers, as shown by strengthening occupancy averages. Although some of our markets still face economic challenges and have experienced fewer signs of recovery, we are optimistic that the worst is behind us and anticipate moderate improvement as compared to 2009, for the remainder of this year. I believe that the brand and site diversification of our hotels, the strength of our brands and our conservative approach to capital management have us well-poised to benefit as economic conditions improve.

From the beginning of this year until June 30, 2010, occupancy averaged 71 percent, an 11 percent increase over the same six-month period of 2009. The occupancy average for the second quarter of this year was 74 percent, a 9 percent increase over the second quarter of last year. Average daily rate (ADR) was $103 for the first six months of this year, down 5 percent from the same period last year, and $104 for the second quarter of this year, down 2 percent from last year’s average. The increase in occupancy helped to offset declines in ADR, driving revenue per available room (RevPAR) to $73 for the six-month period ending June 30, 2010, and $77 for the second quarter of this year, up 4 percent and 7 percent over the same periods last year, respectively. In general, our hotels are revenue leaders within their respective markets, with an average RevPAR index (a comparison of a property’s RevPAR to the market average of 100) of 121 for the first six months of 2010, a 2 percent increase from the same period in 2009.

During the second quarter of this year, we achieved funds from operations (FFO) of $19.6 million, or $0.21 per share. For the first six months of the year, FFO totaled $35.0 million, or $0.38 per share. FFO results for 2009 were $17.5 million and $32.9 million, respectively. Dividends paid during the second quarter of this year totaled $0.19 per share and for the six-month period ending June 30, 2010, $0.41 per share. In March, we reduced the annualized distribution rate from 8.2 percent to 7 percent, or $0.77 per share, based on an $11 share price. Based on this first quarter adjustment, the actual annualized distribution rate for 2010 will equal 7.2 percent, or $0.79 per share, based on an $11 share price. Our management team and Board of Directors continue to closely monitor hotel operations and projected long-term performance as compared to distributions.

We have been carefully tracking the impact of the oil spill in the Gulf of Mexico on travel to our hotels in the region, which include a Courtyard® by Marriott® in Panama City, Florida and a Courtyard® by Marriott®, Fairfield Inn® by Marriott® and Hampton Inn & Suites® in Pensacola, Florida. Since our hotels in the area are not resort-style properties and have accomodated a variety of response workers, we believe operations as related to the spill will result in a net positive.

The Apple REIT Six portfolio of hotels was acquired primarily on an all-cash basis and total debt outstanding is currently at 8 percent of total capitalization. With a clear ownership strategy of protecting shareholder principal and providing strong returns, we remain committed to growing the value of your investment over time. As always, thank you for investing with us.

Sincerely,

Glade M. Knight
Chairman and Chief Executive Officer

Statements of Operations (Unaudited)

(In thousands except statistical data)	Three months ended June 30, 2010	Three months ended June 30, 2009	Six months ended June 30, 2010	Six months ended June 30, 2009

REVENUES
Room revenue	$55,468	$51,788	$103,860	$99,649
Other revenue	3,665	3,762	7,142	7,473
Reimbursed expenses	1,636	1,310	3,268	2,620
Total revenue	$60,769	$56,860	$114,270	$109,742

EXPENSES
Direct operating expense	$15,035	$14,413	$28,788	$27,939
Other hotel operating expenses	22,118	21,766	42,869	42,982
Reimbursed expenses	1,636	1,310	3,268	2,620
General and administrative	1,405	1,333	2,442	2,502
Depreciation	7,816	7,739	15,578	15,392
Interest expense, net	965	564	1,874	810
Total expenses	$48,975	$47,125	$94,819	$92,245

NET INCOME
Net income	$11,794	$9,735	$19,451	$17,497
Net income per share	$0.13	$0.11	$0.21	$0.19

FUNDS FROM OPERATIONS (A)
Net income	$11,794	$9,735	$19,451	$17,497
Depreciation of real estate owned	7,816	7,739	15,578	15,392
Funds from operations	$19,610	$17,474	$35,029	$32,889
FFO per share	$0.21	$0.19	$0.38	$0.36

WEIGHTED-AVERAGE SHARES OUTSTANDING	91,339	91,112	91,351	91,200

OPERATING STATISTICS
Occupancy	74%	68%	71%	64%
Average daily rate	$104	$106	$103	$108
RevPAR	$77	$72	$73	$70
Number of hotels	68	68
Dividends per share	$0.19	$0.23	$0.41	$0.45

Balance Sheet Highlights (Unaudited)

(In thousands)	June 30, 2010	December 31, 2009

ASSETS
Investment in real estate, net	$789,388	$801,646
Other assets	19,721	13,938
Total assets	$809,109	$815,584

LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable	$64,456	$54,040
Other liabilities	4,259	4,056
Total liabilities	68,715	58,096
Total shareholders’ equity	740,394	757,488
Total liabilities & shareholders’ equity	$809,109	$815,584

(A) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. The company considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO is not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at June 30, 2010 and the results of operations for the interim periods ended June 30, 2010. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Six, Inc. 2009 Annual Report.

Market Diversity
 Portfolio of hotels

STATE / CITY
ALABAMA
Birmingham, Dothan (2), Huntsville (2),
Montgomery, Tuscaloosa (2)
ALASKA
Anchorage (3)
ARIZONA
Phoenix, Tempe (2)
CALIFORNIA
Arcadia (2), Bakersfield, Folsom, Foothill Ranch,
Lake Forest, Milpitas, Roseville, San Francisco
COLORADO
Boulder, Denver (2)
CONNECTICUT
Farmington, Rocky Hill, Wallingford
FLORIDA
Clearwater, Lakeland, Lake Mary, Orange Park,
Panama City, Pensacola (3), Tallahassee
GEORGIA
Albany, Columbus, Savannah, Valdosta
NEW JERSEY
Mt. Olive, Somerset
NEW YORK
Saratoga Springs
NORTH CAROLINA
Roanoke Rapids
OREGON
Hillsboro (3), Portland
PENNSYLVANIA
Pittsburgh
SOUTH CAROLINA
Myrtle Beach
TENNESSEE
Nashville
TEXAS
Arlington (2), Dallas, Fort Worth (3), Laredo (2),
Las Colinas, McAllen
VIRGINIA
Fredericksburg
WASHINGTON
Kent, Mukilteo, Redmond, Renton

CORPORATE HEADQUARTERS
814 East Main Street
Richmond, Virginia 23219
(804) 344-8121
(804) 344-8129 FAX
www.applereitsix.com

INVESTOR INFORMATION
For additional information about the
company, please contact: Kelly Clarke,
Director of Investor Services
804-727-6321 or
KClarke@applereit.com

Corporate Profile

Apple REIT Six, Inc. is a real estate investment trust (REIT) focused on the ownership of hotels that generate attractive returns for our shareholders. Our hotels operate under the Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Marriott®, Homewood Suites by Hilton®, Hilton Garden Inn®, Hampton Inn® and Hampton Inn & Suites® brands. Our portfolio consists of 68 hotels, containing a total of 7,897 guestrooms in 18 states.

Mission

Apple REIT Six, Inc. is a premier real estate investment company committed to providing maximum value for our shareholders.

COVER: MARRIOTT, REDMOND, WA

BACK: SPRINGHILL SUITES, MONTGOMERY, AL; HILTON GARDEN INN, MCALLEN, TX

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; and the ability of the company to implement its operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

“Marriott®,” “Courtyard® by Marriott®,” “SpringHill Suites® by Marriott®,” “Fairfield Inn® by Marriott®,” “TownePlace Suites® by Marriott®” and “Residence Inn® by Marriott®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this report, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Six or otherwise. Marriott was not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Six offering and received no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this report, and the grant by Marriott of any franchise or other rights to Apple REIT Six shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Hampton Inn®,” “Hampton Inn & Suites®,” “Hilton Garden Inn®” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Worldwide or one of its affiliates. All references to “Hilton” mean Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this report, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Six, or otherwise. Hilton was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Six offering and received no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this report, and the grant by Hilton of any franchise or other rights to Apple REIT Six shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.